UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): February 22, 2008

AVP, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

005-79737	98-0142664
(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, CA	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 426-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On February 22, 2008 Russ Pillar, AVP, Inc. (“AVP”) and AVP Pro Beach Volleyball Tour, Inc. (together with AVP, the “Company”) entered into a separation agreement, pursuant to which, Mr. Pillar resigned from his position as Vice Chair, Operations and as a member of the Board of Directors of AVP, Inc. In addition, Mr. Pillar and the Company terminated the employment letter agreement between them, dated November 1, 2007.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2008, AVP announced the resignation of Russ Pillar from his position as Vice Chair, Operations and as a member of the Board of Directors. For additional information, reference is made to Item 1.02 and the Company’s press release dated February 22, 2008, which is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release, dated February 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVP, INC.

By: /s/ Jeffrey Benz
Name: Jeffrey Benz
Title: Chief Administrative Officer

Dated: March 3, 2008